Exhibit 10.25

NOMINEE AGREEMENT

THIS NOMINEE AGREEMENT (the “Agreement”) is entered into as of June 8, 2015, by and among Avero Laboratory Holdings, LLC, a Delaware limited liability company (“Avero”), Mattison Pathology, LLP d/b/a Avero Diagnostics, a Texas limited liability partnership (the “Company”), Thomas R. Mattison, M.D., P.A., Michael T. Mattison, M.D., P.A., and Tanner L. Mattison, M.D., P.A., each a Texas professional association (each, a “Practice” and collectively, the “Practices”), and Thomas R. Mattison, M.D., Michael T. Mattison, M.D., and Tanner L. Mattison, M.D., each a resident of the State of Texas (each, an “Owner” and collectively, the “Owners”). The Practices and the Owners may each be referred to as an “Owner Party” and collectively as the “Owner Parties.” Avero, the Company and the Owner Parties may each be referred to as a “Party” and collectively as the “Parties.”

WHEREAS, the Practices own all of the issued and outstanding limited liability partnership interests of the Company (the “Interests”), and the Owners own all of the issued and outstanding capital stock or other equity interests of the Practices (the “Practice Equity Interests”);

WHEREAS, the Parties have entered into that certain Purchase Agreement (the “Purchase Agreement”) and the Company and Avero have entered into that certain Management Agreement (the “Management Agreement”), each dated as of the date hereof; and

WHEREAS, the Owner Parties’ strict compliance with the terms hereof is an essential component of Avero receiving the benefits it bargained for under the Purchase Agreement and the Management Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual benefits to be derived hereby, and the premises, representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the Parties hereby agree as follows:

1. Restricted Securities. The restrictions contained in this Agreement will apply to the Interests and any new, substituted or additional securities of the Company issued to any Owner Party with respect to the Interests or other securities or property of the Company distributed to any Owner Party with respect to the Interests upon any stock dividend, stock split, reverse stock split, recapitalization, merger, reorganization or other change affecting the Company’s outstanding equity securities (collectively, the “Restricted Securities”).

2. Covenants.

(a) Except as otherwise provided in this Agreement, neither the Practices nor the Owners shall, and the Owners shall cause the Practices not to, directly or indirectly (voluntarily, involuntarily or by operation of law) sell, assign, transfer, gift, pledge, hypothecate, encumber or otherwise dispose of (“Transfer”), or enter into an agreement to Transfer, the Restricted Securities. In addition, the Owners shall not directly or indirectly Transfer, or enter into an agreement to Transfer, the Practice Equity Interests or any other equity securities of the Practices hereafter acquired by any Owner (whether by dividend, split, reverse split, recapitalization, merger, consolidation or otherwise) (the “Restricted Practice Securities”).

(b) Prior to the exercise of any right to vote or grant of a consent with respect to the Restricted Securities, the Owner Parties shall give notice to Avero of the subject of such vote or consent and shall consult with Avero with regard to the manner in which such vote will be cast or consent given. Avero will thereafter recommend a course of action to the Owner Parties, and each Owner Party will, at the time it receives the recommendation from Avero, indicate whether it intends to act in accordance with Avero’s recommendation or whether it intends to act in a manner that is not recommended by Avero. Should any Owner Party indicate its intent to act in a manner that is not recommended by Avero, Avero shall have the right to immediately exercise its rights pursuant to Section 3 hereof, and such Owner Party agrees that upon Avero’s exercise of such rights, it will refrain from voting or granting consent with respect to the Restricted Securities until the Restricted Securities are transferred in accordance with Section 3. In no event shall Avero be permitted to vote the Restricted Securities, and nothing contained herein shall be construed as a voting trust, proxy or other arrangement vesting Avero with the authority to exercise the voting power of the Restricted Securities. Notwithstanding the foregoing, Avero shall not have any control over the manner in which either the Company or the Owner Parties engage in the practice of medicine or otherwise provide medical care.

(c) Except as expressly authorized by Avero, the Owner Parties shall not cause the Company to make any distributions or to pledge, assign or otherwise encumber any of its assets, except for cash distributions of the Closing Purchase Price, Escrow Funds or any Earn-Out Payment pursuant to (and as defined in) the Purchase Agreement. The Owner Parties shall notify Avero promptly upon receipt of any information relating to any claim or lien against the Company or any of its assets or against the Owner Parties with respect to the Restricted Securities.

(d) The Company agrees not to issue any Restricted Securities to any person or entity without the consent of Avero. The Practices agree not to issue any Restricted Practice Securities to any person or entity other than the Owners without the consent of Avero.

3. Transfers.

(a) Avero shall have the exclusive and irrevocable right to designate a Designated Transferee to purchase and acquire from each Owner Party all of such Owner Party’s right, title and interest in the Restricted Securities at any time upon Avero’s election in its sole discretion (an “Optional Transfer Event”). Each Owner Party hereby irrevocably and unconditionally agrees to Transfer the Restricted Securities held by such Owner Party to the Designated Transferee upon the occurrence of an Optional Transfer Event.

(b) If an Automatic Transfer Event (as defined below) occurs, then all of the Restricted Securities then-held by the applicable Owner Party (or any heir, executor, administrator, personal representative, estate, testamentary beneficiary, donee, trustee in bankruptcy, successor or assignee of such Owner Party) (the “Transferor”) will immediately be deemed transferred to the Designated Transferee without action by such Transferor.

(c) Upon an Optional Transfer Event or Automatic Transfer Event and in consideration for the Restricted Securities, the Designated Transferee will pay to the Transferor the aggregate consideration of One Hundred and 00/100 U.S. Dollars ($100.00) (the “Purchase Price”), delivered in immediately available funds within thirty days after the Transfer of the Restricted Securities to the Designated Transferee. Notwithstanding the Designated Transferee’s obligation to pay the Purchase Price to the Transferor pursuant to this Section 3(c):

(i) the Restricted Securities will be immediately deemed Transferred to the Designated Transferee upon an Optional Transfer Event or Automatic Transfer Event and thereafter the Transferor will only have the right to receive the Purchase Price from the Designated Transferee;

(ii) neither the Transferor nor any purported transferee of the Restricted Securities (other than the Designated Transferee) will have or may exercise any voting, economic or other rights or interests in the Restricted Securities or otherwise with respect to the Company; and

(iii) the Transferor (including the related Owner) will automatically and immediately be deemed to have resigned from all director, manager and officer positions of the Company that were held by the Transferor (including the related Owner) upon the occurrence of the Optional Transfer Event or Automatic Transfer Event.

If the Designated Transferee fails to timely pay the Purchase Price to the Transferor in accordance with this Section 3, the Transferor’s only remedy will be money damages and such failure will not jeopardize the Transfer of the Restricted Securities to the Designated Transferee.

(d) Notwithstanding the self-executing provisions of Section 3(c), in the event of any Transfer, the applicable Owner Party (or other Transferor) shall execute and deliver to Avero and the Designated Transferee all documents necessary to Transfer the Restricted Securities pursuant to Section 3 hereof, including any stock power, LLC or partnership interest assignment documents, or consents that must be obtained, duly executed in blank with all appropriate transfer stamps affixed thereto. The Owner Parties have completed in blank the Restricted Securities Transfer Power attached hereto as Exhibit A to facilitate the agreements set forth herein. The Owner Parties hereby acknowledge and agree that the Designated Transferee shall, for all purposes, thereafter be the record owner of all rights, title and interest in and to the Restricted Securities.

(e) “Automatic Transfer Event” means, with respect to any Owner Party, (i) the Owner (and with respect to each Practice, the related Owner) dies or becomes incompetent or permanently disabled, (ii) the Owner Party is disqualified from holding the Restricted Securities under applicable Law or the Company’s governing documents, (iii) the Practice is dissolved, whether administratively or otherwise, (iv) the Owner Party attempts to Transfer any Restricted Securities or Restricted Practice Securities not in compliance with this Agreement, (v) the Employment Agreement of even date herewith between the Owner (and with respect to each Practice, the related Owner) and the Company is terminated for any reason, (vi) the Owner Party becomes insolvent, voluntarily files for bankruptcy or similar protection from creditors, is subject to an involuntary petition for bankruptcy or similar protection, (vii) any petition or other document is filed to cause or intended to cause a judicial, administrative, voluntary or involuntary dissolution of the Company, (viii) any petition or other document is filed seeking judicial or administrative review of, or challenging the enforceability of this Agreement, the Company’s certificate of formation or any other agreement, document or instrument pertaining to the governance, management or operation of the Company or (ix) the Owner’s license to practice medicine in the State of Texas is suspended, revoked or otherwise limited.

(f) “Designated Transferee” means

(i) in the event of an Optional Transfer Event, (A) any person designated by Avero that is entitled to hold the Restricted Securities under the laws of the State of Texas or (B) Avero or any affiliate of Avero in the event that Avero, in its sole discretion, decides to convert the Company into a non-professional entity (even if such conversion may require such entity to cease providing professional services in Texas);

(ii) in the event of an Automatic Transfer Event, (A) the other Owner Parties, if any, that continue to hold Restricted Securities in compliance with this Agreement on the date of the Automatic Transfer Event; (B) if no other Owner Parties are eligible to receive the transferred Restricted Securities pursuant to the foregoing, then the individual who, immediately after an Automatic Transfer Event, holds the title of Medical Director of Avero (provided that such person is a physician licensed to practice medicine in Texas) or (C) if no such individual exists, or if Avero otherwise elects, a licensed physician designated by Avero.

4. Indemnification.

(a) Avero agrees to indemnify and hold the Owner Parties harmless from and against any and all damage, loss, liability, obligation, commitment, cost or expense (including the reasonable fees and expenses of counsel) incurred by the Owner Parties and resulting from or in respect of any liability (including tax liabilities) imposed upon the Owner Party as the result of its ownership of the Restricted Securities from and after the date of this Agreement until its disposition of the Restricted Securities; provided, however, that the Owner Parties shall not be entitled to indemnification hereunder with respect to (A) any liabilities for which Avero is entitled to indemnification from any Owner Party under the Purchase Agreement, (B) any liabilities, including tax liabilities, relating to periods prior to the date of this Agreement (to the extent the Owner Parties are responsible therefor under the Purchase Agreement), (C) the provision of medical services by such Owner Party or (D) the fraud, gross negligence, willful misconduct or illegal activity of any Owner Party (for the avoidance of doubt, not including any activity contemplated by this Agreement).

(b) Any indemnification claim under Section 4(a) of this Agreement shall be handled pursuant to Section 8.6 of the Purchase Agreement, as if Owner Parties were the Indemnitee, and Avero was the Indemnitor.

(c) The Owner Parties shall not settle or compromise any such claim without Avero’s prior written consent.

6. Miscellaneous.

(a) This Agreement shall be effective immediately and shall remain in effect until the earlier of (i) the termination by the Parties, evidenced in writing and signed by the Parties or (ii) the Transfer of the Restricted Securities pursuant to and in accordance with the terms and conditions of this Agreement.

(b) This Agreement constitutes the entire and final agreement of the Parties with respect to the subject matter hereof, and it is hereby agreed that any prior oral or written agreement, promise, representation, warranty, understanding or assurance expressing, concerning or relating to the matters addressed herein (excluding such other documents as may be entered into by Avero and the Owner Parties contemporaneously herewith) are merged herein and shall be null and void and of no further force or effect.

(c) Each Owner Party hereby represents and warrants that he is not a party to any other agreement, nor will it enter into any other agreement during the term of this Agreement, that is inconsistent with the terms and provisions of this Agreement.

(d) Except as otherwise expressly provided herein, this Agreement may only be amended, terminated or modified upon the written consent of all Parties to this Agreement.

(e) This Agreement shall be binding upon the Parties, and their respective heirs, administrators, executors, personal representatives, successors and assigns, and the Parties covenant and agree that they themselves and their respective heirs, executors, successors, administrators, personal representatives and assigns will execute any and all instruments, releases, assignments and consents that may reasonably be required of them to more fully implement the provisions of this Agreement, except that the Owner Parties may not assign this Agreement or any of their rights or obligations hereunder without the prior written consent of Avero. Avero may assign its rights and obligations hereunder, in whole or in part, without the consent of the Owner Parties. Avero may also assign any or all of its rights, title and interest in and pursuant to this Agreement to any of their lenders as collateral security, and the Owner Parties shall cooperate with any such assignment by executing such documents in connection therewith as shall be reasonably be required.

(f) All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction, interpretation or effect of this Agreement or of any of the provisions hereof. Any reference herein to the masculine, feminine or neuter gender shall be nonspecific in nature and shall equally apply to the appropriate gender of the party concerned.

(g) If any provision of this Agreement shall be held to be illegal or unenforceable, such illegality or unenforceability shall extend to that provision solely, and the remainder of this Agreement shall be enforced as if such illegal or unenforceable provision were not incorporated herein. In addition, if any portion or all of this Agreement is determined to be unenforceable, the Parties shall revise the Agreement in a manner that complies with applicable laws and preserves the economic rights of the Parties hereunder.

(h) The Parties acknowledge, understand and agree that the rights to purchase, own and vote, and the obligations to purchase or sell, the Restricted Securities are unique and invaluable rights, the loss of which are not susceptible to monetary quantification. The Parties also agree that the rights and obligations provided herein are fair and equitable, were bargained for and given in exchange for fair and adequate consideration, and are intended by the Parties to be legally enforceable in accordance with the terms set forth herein. Accordingly, the Parties hereby agree that an action for specific performance or injunctive or other equitable relief of the rights, obligations and restrictions created by or under this Agreement is a proper and appropriate remedy for the breach of its provisions, and shall be available to the Parties, and no bond shall be required to be posted in connection therewith. If a party to this Agreement is required to institute legal proceedings to enforce its rights, or the other party’s obligations, in accordance with the provisions of this Agreement, and such party prevails in such legal proceedings in a binding, non-appealable final judgment, then such prevailing party shall be entitled to recover its reasonable attorneys’ fees and court costs incurred in enforcing such rights and/or obligations.

(i) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas. Each Party hereby irrevocably consents to the exclusive jurisdiction of the state and federal courts of the State of Texas and irrevocably agrees that all actions or proceedings relating to this Agreement shall be litigated in such courts. Each Party waives any objection which it may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon them.

(j) This Agreement may be executed in separate counterparts, each of which shall serve as an original for all purposes, and all of which together shall constitute one and the same agreement.

(k) All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed, first class certified mail with postage paid or by overnight receipted courier service:

(i) If to Owner Parties, to:

To Thomas R. Mattison, M.D., P.A. or Thomas R. Mattison, M.D.:

4106 86th Street

Lubbock, TX 79423

Attn: Thomas Mattison

E-mail: trmattison@averodx.com

with a copy to:

Harwell Howard Hyne Gabbert & Manner, P.C.

333 Commerce St., Suite 1500

Nashville, TN 37201

Attention: David Cox

Facsimile: 615-251-1056

E-mail: david.cox@h3gm.com

To Michael T. Mattison, M.D., P.A. or Michael T. Mattison, M.D.

2904 Bryn Mawr

Dallas, TX 75225

Attn: Trae Mattison

Email: tmattison@averodx.com

with a copy to:

Harwell Howard Hyne Gabbert & Manner, P.C.

333 Commerce St., Suite 1500

Nashville, TN 37201

Attention: David Cox

Facsimile: 615-251-1056

E-mail: david.cox@h3gm.com

To Tanner L. Mattison, M.D., P.A. or Tanner L. Mattison, M.D.

2609 Sir Gawain Lane

Lewisville, TX 75056

Attn: Tanner Mattison

E-mail: tlmattison@averodx.com

with a copy to:

Harwell Howard Hyne Gabbert & Manner, P.C.

333 Commerce St., Suite 1500

Nashville, TN 37201

Attention: David Cox

Facsimile: 615-251-1056

E-mail: david.cox@h3gm.com

or to such other person or address as the Owner Parties shall furnish by notice to Avero in writing.

(ii) If to Avero to:

Progenity, Inc.

4330 La Jolla Village Drive, Suite 200

San Diego, CA 92122

Attention: CEO and General Counsel

Facsimile: 760-268-0771

E-mail: clarke.neumann@progenity.com

or to such other person or address as the Avero shall furnish by notice to Owner Parties in writing.

[Signatures on the Following Page]

IN WITNESS WHEREOF, the Parties to this Agreement, intending to be legally bound, have hereunto set their signatures as of the date first above written.

AVERO:

AVERO LABORATORY HOLDINGS, LLC

By:	/s/ Harry Stylli
Harry Stylli
Executive Chairman

COMPANY:

MATTISON PATHOLOGY, LLP

By:	/s/ John C. Mazzei
Name: John C. Mazzei
Title: C.E.O.

PRACTICES:

THOMAS R. MATTISON, M.D., P.A.

By:	/s/ Thomas R. Mattison
Thomas R. Mattison, M.D.
President

MICHAEL T. MATTISON, M.D., P.A.

By:	/s/ Michael T. Mattison
Michael T. Mattison, M.D.
President

[Signature Page to Nominee Agreement]

TANNER L. MATTISON, M.D., P.A.

By:	/s/ Tanner L. Mattison; President
Tanner L. Mattison, M.D.
President

OWNERS:

/s/ Thomas R. Mattison
Thomas R. Mattison, M.D.

/s/ Michael T. Mattison
Michael T. Mattison, M.D.

/s/ Tanner L. Mattison, M.D.
Tanner L. Mattison, M.D.

[Signature Page to Nominee Agreement]

Exhibit A

Restricted Securities Transfer Power

RESTRICTED SECURITIES TRANSFER POWER

(Separate from Certificate)

FOR VALUE RECEIVED, the undersigned does hereby (i) sell, assign, transfer and deliver to _________________________________ _____________________________ all of the limited liability partnership interests and other equity securities of Mattison Pathology, LLP d/b/a Avero Diagnostics, a Texas limited liability partnership (the “Company”), standing in my name on the books and records of the Company and (ii) irrevocably constitute Avero Laboratory Holdings, LLC as my attorney to transfer such equity securities on the books of the Company with full power of substitution in the premises

Date: ______________________

By: _______________________
Name:
Title:

Witnessed by:

__________________________
Name: